9
Exhibit 3
Form 10-KSB
Mountain Oil, Inc.

                              BYLAWS

                                OF

                        MOUNTAIN OIL, INC.

                             ARTICLE I
                              OFFICES

      The principal office of the corporation shall be located at such place within or without the State of Utah as shall be fixed from time to time by the Board of Directors. The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may from time to time require.

      The corporation shall have and continuously maintain in the State of Utah a registered off ice, and a registered agent whose office is identical with such registered office. The registered of f ice may be, but need not be, identical with the principal office, and the address of the registered of f ice may be changed from time to time by the Board of Directors.

                            ARTICLE II
                           STOCKHOLDERS

      Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

       Section  2.  Special  Meetings.  Special  meetings  of  the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, the Board of Directors or the chairman of the Board, and shall be called by the president at the request of the holders of not less than ten percent (10-16) of all the outstanding shares of the corporation entitled to vote at the meeting. Upon request in writing specifying the general purpose or purposes of such meeting, to the chairman of the Board, president, vice president or secretary, by any person entitled to call a special meeting of stockholders, the officer receiving such notice forthwith shall cause notice to be given to the stockholders as provided herein.

     Section 3. Place of Meeting. Stockholder meetings may be held at any place, either within or without the State of Utah, as may be designated by the Board of Directors. If no designation is made, the place of meeting shall be the principal place of the corporation.

      Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States

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mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote in any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at a meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

     Section 7. Quorum. At any meeting of stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number is otherwise required by law or the provisions of these Bylaws.

      Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

      Section 9. Voting. Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of in corporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote. All other questions shall be decided by majority vote except as otherwise provided by law.

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      Section 10. Order of Business. The order of business at  all meetings of the stockholders shall be as follows:

1.   Roll call.

2.   Proof of notice of meeting or waiver of notice.

3.   Reading of minutes of preceding meeting.

4.   Reports of officers.

5.   Reports of committees.

6.   Election of directors.

7.   Unfinished business.

8.   New business.

     Section 11. Informal Action by Stockholders. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                            ARTICLE III
                        BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of the State of Utah.

      Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be three (3), except as long as a corporation has less than three shareholders entitled to vote for the election of directors, a corporation may have a minimum number of directors equal to the number of those shareholders. One of the directors shall be designated as chairman. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

      Section 3. Regular Meetings. A regular meeting of the directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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      Section 4. Special Meeting. Special meeting of the directors may be called by or at the request of the president, the chairman of the Board or any two (2) directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

      Section 5. Notice. Notice of any special meeting shall be given at least four (4) days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6. Quorum. At any meeting of the Board of Directors, the majority of existing directors shall constitute a quorum for the transaction of business.

      Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 8. Newly Created Directorships and Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

     Section 9. Removal of Directors. Any director may be removed, at a meeting called expressly for that purpose, either for or without cause, at any time by vote of the holders of a majority of the outstanding shares of capital stock of the corporation then entitled to vote at an election of directors, except that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election for the entire Board of Directors. Any directorship to be filled by reason of the removal of a director by the stockholders pursuant to this section may be filled by a vote of a majority of the shares represented at the meeting at which the director was removed, or at an annual meeting of stockholders, and then entitled to vote at an election of directors.

     Section 10. Resignation. A director may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

      Section 11. Compensation. No compensation shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance at each regular or special meeting of the Board of Directors may be authorized. Nothing herein

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contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 13. Executive and Other Committees. The Board of Directors, by resolution, my designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the Board.

      Section 14. Informal Action by Directors. Unless otherwise provided by law, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      Section 15. Interest of Directors in Contract. Any contract or other transaction between the corporation and one or more of its directors shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon such contract or transaction, and notwithstanding his or their participating in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and such Board shall nevertheless approve and ratify such contract or transaction by unanimous vote of the Board of Directors. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                            ARTICLE IV
                             OFFICERS

     Section 1. Number. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the directors. The directors may also elect a vice president. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

      Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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      Section  4.  Vacancies. A vacancy in any office  because  of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

      Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

       Section 6. Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to him by the president or the directors.

     Section 7. Secretary. The secretary shall keep the minutes of the stockholders' and of the directors, meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

      Section 8. Treasurer. If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall hhave charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and, in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

     Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                             ARTICLE V
               CONTRACTS, LOANS, CHECKS AND DEPOSITS

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     Section  1. Contracts and Leases. The Board of Directors  may
authorize any officer or officers, agent or agents, to enter into any contract or lease or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                            ARTICLE VI
            CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law or by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

     Section 2. Transfers of Shares.

      (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

      (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Utah.

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                            ARTICLE VII
                             DIVIDENDS

      The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                           ARTICLE VIII
                         WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE IX
                            AMENDMENTS

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders, meeting or at any special stockholders' meeting when the proposed amendment has been sent out in the notice of such meeting.

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